UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.           )

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☐	Soliciting Material Pursuant to §240.14a-12
RedEnvelope, Inc.
(Name of Registrant as Specified In Its Charter)
Scott Galloway R. Ian Chaplin Martin McClanan Michael Meyer
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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The following press release was issued by the Concerned Shareholders of RedEnvelope, Inc. on August 18, 2004.

PRESS RELEASE	CONTACT: Arthur Crozier 212-750-5837

AUGUST 18, 2004

Concerned Shareholders Correct RedEnvelope's (REDE) Distortion of ISS Recommendation

New York, NY—The Concerned Shareholders of RedEnvelope, Inc., would like to correct the recent statements of RedEnvelope management regarding the August 13, 2004 recommendation of Institutional Shareholder Services (ISS).

Depicting the ISS recommendation as "confusing," RedEnvelope used its own self-serving logic to repeatedly imply that the way to accomplish what ISS intended was to vote the Board's proxy card in favor of all of its nominees. ISS CLEARLY AND UNMISTAKABLY DIRECTED ITS CLIENTS NOT TO VOTE THE REDENVELOPE BOARD'S PROXY CARD, BUT INSTEAD TO VOTE THE CONCERNED SHAREHOLDERS' BLUE PROXY CARD FOR OUR PROPOSAL TO ENLARGE THE BOARD AND FOR TWO OF OUR NOMINEES—AMY SCHOENING AND ROBERT M. PERKOWITZ.

The ISS recommendation clearly states: "To effect these recommendations, shareholders should vote the dissident's blue card."

Scott Galloway, a current Director and Concerned Shareholder, noted that "The current Board's misinterpretation of the mechanics of governance such that a clear voting recommendation from ISS is construed as its exact opposite, is astonishing. While it is true that a vote in accordance with ISS's instructions would result in a vote for only two directors, it is undeniable that the practical result of such a vote would be to retain the existing 6 directors on the Board's slate and to add Ms. Schoening and Mr. Perkowitz to the board. The practical, and not at all "confusing" result of following RedEnvelope's slickly worded instructions would be to elect only its six nominees and maintain the current, mediocre status quo."

"This attempt to "game' the clear recommendation of a respected advisory firm is not surprising, coming from a board that has repeatedly shown a collective inability to tolerate dissent. This is precisely why this board needs broader experience and more voices, not fewer."

Shareholders who agree with us that it is time for a change in the Boardroom at RedEnvelope should vote the BLUE proxy card today. Any questions or requests for assistance in voting your shares may be addressed to;

Innisfree M&A Incorporated
501 Madison Avenue, 20th Floor
New York, NY 10022
Fax: (212) 750-5799
Toll-Free Call: 888-750-5834